Principal Real Asset Fund
Supplement dated April 14, 2026
to the Prospectus and the Statement of Additional Information
dated August 1, 2025
(both as previously supplemented)

This supplement updates information contained in the Prospectus and Statement of Additional Information. Please retain this supplement for future reference.
The changes described below are being made to the Prospectus.

FEE TABLE AND SUMMARY
Effective April 24, 2026, under Management, delete all references to Jessica S. Bush.

MANAGEMENT OF THE FUND
Effective April 24, 2026, under Portfolio Management, delete all references to Jessica S. Bush.
The changes described below are being made to the Statement of Additional Information.

PORTFOLIO MANAGERS
Effective April 24, 2026, delete all references to Jessica S. Bush.
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